Exhibit 99.1
LHC GROUP TO PRESENT AT THE CIBC WORLD MARKETS 17th ANNUAL
HEALTHCARE CONFERENCE, IN NEW YORK CITY, NOVEMBER 7, 2006
LAFAYETTE, LA, October 25, 2006 — LHC Group, Inc. (NASDAQ: LHCG), a provider of post-acute healthcare services primarily in rural markets in the southern United States, announced today that Keith Myers, President and CEO; and Barry Stewart, Sr. Vice President and CFO, will present at the CIBC World Markets 17th Annual Healthcare Conference, in New York City, on November 7, 2006.
The presentation will begin at 10:20 a.m. Eastern Standard Time.
Those wishing to listen to the presentation on the web can go to http://www.veracast.com/webcasts/cibcwm/healthcare06/21205432.cfm. This web address will also allow listeners to access the presentation for 30 days, beginning about 3 hours after the end of the presentation. A link to the presentation is also available at www.lhcgroup.com under the investor relations section.
About LHC Group, Inc.
LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission.